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                      ASSIGNMENT AND ASSUMPTION OF CONTRACT

     THIS ASSIGNMENT AND ASSUMPTION OF CONTRACT, dated as of the 21st day of November, 2001, between Smith Barney Fund Management LLC, a Delaware limited liability company ("Assignor") and Salomon Brothers Asset Management Inc., a Delaware corporation ("Assignee").

     WHEREAS Assignor is party to investment advisory agreements relating to the accounts listed on Annex A (the "Agreements") and wishes to assign such Agreements to the Assignee.

     NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged and confirmed, the parties hereto agree as follows:

     1.   Assignment. Assignor does hereby assign to Assignee all rights,
          ----------
interests and benefits of the Assignor under each Agreement.

     2.   Assumption. Assignee hereby accepts the foregoing assignment of each
          ----------
such Agreement and assumes and undertakes to discharge, perform and be liable for such obligations of Assignor under each such Agreement for the period beginning on the date hereof.

     3.   Consents. If the account party to which a particular Agreement relates
          --------
executes the acknowledgment on the signature page hereto, such acknowledgment shall release Assignor from any and all obligations under such Agreement for the period beginning on the date hereof.

     4.   Miscellaneous. This Assignment and Assumption may be executed in
          -------------
separate counterparts, each of which shall be deemed an original and all of which taken together constitute one and the same instrument.

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     IN WITNESS WHEREOF, the parties hereto have duly executed this Assignment and Assumption as of the date first written above.

SALOMON BROTHERS ASSET                       SMITH BARNEY FUND
MANAGEMENT INC.                              MANAGEMENT LLC

By: /s/ Wendy Murdock                        By: /s/ Heath B. McLendon
   ------------------                           ----------------------
Name: Wendy Murdock                          Name: Heath B. McLendon
Title: Director                              Title: Director

Acknowledged and Agreed
as of the date hereof:

Greenwich Street Series Fund, on behalf of:
International Equity Portfolio (name to be changed to Salomon Brothers Variable International Equity Fund)

Growth & Income Portfolio (name to be changed to Salomon Brothers Variable Growth & Income Fund)

Emerging Growth Portfolio (name to be changed to Salomon Brothers Variable Emerging Growth Fund)

By: /s/ Michael Kocur
    -----------------
Name: Michael Kocur
Title: Assistant Secretary

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ANNEX A

                     List of Investment Advisory Agreements
                     --------------------------------------

Investment advisory agreements between Greenwich Street Series Fund and Smith Barney Fund Management LLC with respect to each of:

International Equity Portfolio (name to be changed to Salomon Brothers Variable International Equity Fund)

Growth & Income Portfolio (name to be changed to Salomon Brothers Variable Growth & Income Fund)

Emerging Growth Portfolio (name to be changed to Salomon Brothers Variable Emerging Growth Fund)